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                        ENVIRONMENTAL INDEMNITY AGREEMENT

          ENVIRONMENTAL INDEMNITY AGREEMENT made as of the 3rd day of August, 1998, by EL CONQUISTADOR PARTNERSHIP L.P., a Delaware limited partnership having its principal place of business at 1000 El Conquistador Avenue, Las Croabas, Fajardo, Puerto Rico 00738 ("Borrower"), PATRIOT AMERICAN HOSPITALITY, INC. ("Patriot"), a Delaware corporation having an office at 590 Madison Avenue, New York, NY 10022 (Borrower and Patriot hereinafter referred to individually and collectively, as "Indemnitor", in favor of CITICORP REAL ESTATE, INC. a Delaware corporation, and its successors, transferees and assigns ("Indemnitee") and other Indemnified Parties (as defined below).

                              Preliminary Statement

          WHEREAS, Borrower is the fee owner of that certain real property more particularly described in Exhibit "A" attached hereto (said real property, together with any real property hereafter encumbered by the lien of the Security Instruments (as hereinafter defined), being herein collectively referred to as the "Land"; the Land, together with all structures, buildings and improvements now or hereafter located on the Land, being collectively referred to as the "Owned Property") and the leased property more particularly described in Exhibit "B" attached hereto (said real property together with all structures, buildings and improvements now or hereafter located being collectively referred to as the "Leased Property;" the Owned Property and the Leased Property being collectively referred to as the "Property"); and

          WHEREAS, Indemnitee is the owner and holder of certain reimbursement obligations in the principal amount of $90,000,000 (collectively, the "Reimbursement Obligations") which are outstanding pursuant to a Letter of Credit and Reimbursement Agreement, dated February 7, 1991, by and between The Bank of Tokyo- Mitsubishi, Ltd. (f/k/a The Mitsubishi Bank, Limited) ("Mitsubishi") and the Borrower (as heretofore amended and as amended on the date hereof by the Modification Agreement (as hereinafter defined), the "Reimbursement Agreement"); and

          WHEREAS, the Reimbursement Obligations are secured, in part, by certain Collateral Pledge Agreements more particularly described in the Reimbursement Agreement (collectively, the "Security Instruments") and by certain other notes, deeds of mortgage, assignments, guaranties and other documents and instruments executed in connection with the Reimbursement Agreement (including the Modification Agreement) or otherwise with respect to the Reimbursement Obligations (collectively, the "Other Security Documents"); and




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          WHEREAS, at the request of Borrower and pursuant to the terms of that certain Assignment and Modification Agreement, dated as of even date herewith, by and among the Assignee, the Borrower, Mitsubishi and certain other parties (the "Modification Agreement"), the term for payment of the Reimbursement Obligations is being extended and certain terms and provisions of the Reimbursement Agreement, the Security Instruments and the Other Security Documents, among other things, are being amended and modified at the request of the Assignor (the Reimbursement Agreement, the Security Instruments, the Other Security Documents and each of the other documents evidencing, securing or otherwise relating to the Reimbursement Obligations or any of the foregoing documents are hereinafter sometimes collectively referred to as the "Loan Documents"); and

          WHEREAS, as a condition to entering into the Modification Agreement and modifying the Reimbursement Obligations, Indemnitee requires Indemnitor to provide certain indemnities concerning Hazardous Substances (as hereinafter defined); and

          WHEREAS, to induce Indemnitee to consummate the above described transaction, Indemnitor has agreed to enter into this Agreement;

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Indemnitor hereby represents, warrants and covenants to Indemnitee as follows:

          1. Indemnitor represents and warrants, based upon an environmental Phase I site assessment of the Property and information that Indemnitor knows, that: (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both disclosed to Indemnitee in writing pursuant to the written reports resulting from the environmental assessments of the Property delivered to Indemnitee (the "Environmental Report") and that except as noted in the Environmental Report, such Hazardous Substances and underground storage tanks are in compliance in all material respects with Environmental Laws and with permits issued pursuant thereto; (b) there are no past or present Releases (defined below) of Hazardous Substances in violation of any Environmental Law or which would require Remediation (defined below) by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (d) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, but not limited to a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions


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in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing except as noted in the Environmental Report; and (e) Indemnitor has truthfully and fully provided, to Indemnitee or its agents, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Indemnitor and that is contained in Indemnitor's files and records, including, but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

          2. Borrower covenants and agrees that so long as the Borrower owns, manages, is in possession of or otherwise controls the operation of the
Property: (a) all uses and operations on or of the Property, whether by Indemnitor or any other person or entity, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required; (d) Indemnitor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other person or entity (the "Environmental Liens"); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 3 below, including, but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Indemnitee after Indemnitee has reason to believe this Agreement has been violated (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and other Indemnified Parties (defined below) shall be entitled to rely on such reports and other results thereof; (g) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) reasonably effectuate Remediation of any condition (including, but not limited to a Release of a Hazardous Substance) in, on, under or from the Property, (ii) comply with any Environmental Law, (iii) comply with any directive from any governmental authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Borrower shall not do or allow any tenant, licensee, hotel patron, guest, or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair in any material respect the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates in any material respect any covenant, condition, agreement or easement applicable to the Property; and (i) Indemnitor shall immediately notify


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Indemnitee in writing promptly after it has become aware of (A) any presence or
Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property which is required to be reported to a governmental authority under any Environmental Law, (B) any actual Environmental Lien affecting the Property, (C) any required Remediation of environmental conditions relating to the Property, and (D) any written or oral notice or other communication of which Indemnitor becomes aware from any source whatsoever (including, but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or threatened administrative or judicial proceedings in connection with anything referred to in this Agreement.

          3. Indemnitee, its environmental consultant, and any other person or entity designated by Indemnitee, including, but not limited to any receiver and any representative of a governmental entity, shall have the right, but not the obligation, at intervals of not less than one year, or more frequently if the Indemnitee reasonably believes that a Hazardous Substance or other environmental condition violates or threatens to violate any Environmental Law, after notice to Indemnitor, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to conducting any environmental assessment or audit of the Property or portions thereof to confirm Indemnitor's compliance with this Agreement, and Indemnitor shall cooperate in all reasonable ways with Indemnitee in connection with any such audit. Such audit shall be performed in a manner so as to minimize interference with the conduct of business at the Property. If such audit discloses that a material violation of or a material liability under any Environmental Law exists which was not previously disclosed in writing to Indemnitee or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, Indemnitor shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, not withstanding anything to the contrary set forth in this Section 3 or in any other Loan Document, be paid by Indemnitee. For purposes of this Section 3, "material" shall mean a violation or liability for which the cost of the cure or remediation exceeds $25,000.

          4. (a) Indemnitor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties, and arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Substances in, on, above or under the Property; (ii) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (iii) any activity by Indemnitor, any person or entity affiliated with Indemnitor or tenant or other users of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other


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Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (iv) any activity by Indemnitor, any person or entity affiliated with Indemnitor or tenant or other users of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to any removal, remedial or corrective action; (v) any past, present or threatened violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to any failure by Indemnitor, any person or entity affiliated with Indemnitor or tenant or other users of the Property to comply with any order of any governmental authority in connection with Environmental Laws; (vi) the imposition, recording or filing of any Environmental Lien encumbering the Property; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, but not limited to costs to investigate and assess such injury, destruction or loss; (ix) any acts of Indemnitor or other users of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances owned or possessed by such Indemnitor or other users, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Substance; (x) any acts of Indemnitor or other users of the Property, in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Indemnitor or such other users, from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (xi) any personal injury, wrongful death, or property damage caused by Hazardous Substances arising under any statutory or common law or tort law theory, including, but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (xii) any intentional misrepresentation in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, Indemnitor shall not be liable for losses which result from (a) the gross negligence or willful misconduct of the Indemnified Parties or (b) any Hazardous Substances that are first used, manufactured, emitted, generated, treated, released, stored or disposed of on the Property after the date the Property is transferred to a third party which is not affiliated with any Indemnitor and Indemnitor is no longer in possession or control of, retains an interest in, or manages the Property except to the extent such manufacture, emission, release, generation, treatment, storage, disposal or violation is actually caused by any Indemnitor.


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          (b) Upon written request by any Indemnified Party, Indemnitor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

          5. The term "Hazardous Substances" includes but is not limited to, any and all substances (whether solid, liquid or gas) (i) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future, Environmental Laws or (ii) that may have a negative impact on human health or the environment, including, but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

          6. The term "Environmental Law" means any present, future, federal, state, commonwealth and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to the protection of human health or the environment, relating to Hazardous Substances, relating to liability for costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for costs of other actual or threatened danger to human health or environment and includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state, commonwealth or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Law" also includes, but is not limited to, any present or future, federal, state, commonwealth and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the


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property; requiring notification or disclosure of Releases of Hazardous
Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property.

          7. The term "Release" of any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

          8. The term "Remediation" includes, but is not limited to, any response, remedial removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in this Agreement.

          9. The term "Indemnified Parties" means Indemnitee and any person or entity who shall succeed to the interests of Indemnitee as owner and holder of the Reimbursement Obligations or any of the other Loan Documents as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Reimbursement Obligations or the Property and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).

          10. The term "Losses" includes any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) or punitive damages, of whatever kind or nature (including, but not limited to attorneys' fees and other costs of defense).

          11. This Agreement, the payment of all sums due hereunder and the performance and discharge of each and every obligation, covenant and agreement of


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Indemnitor contained herein, are, and shall be deemed to be, secured by the
Security Instruments and the other Loan Documents.

          12. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Reimbursement Agreement or any of the other Loan Documents to or with Indemnitee or Indemnitor or any person who succeeds Indemnitor or Borrower as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Reimbursement Agreement or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Reimbursement Agreement, or any of the other Loan Documents limiting Indemnitee's recourse to property encumbered by the Reimbursement Agreement or the other Loan Documents or to any other security, or limiting Indemnitee's rights to a deficiency judgment against Indemnitor or Borrower, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor or Borrower under the Reimbursement Agreement, the Security Instrument or any of the other Loan Documents or herein, (v) the release of Indemnitor or Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise,
(vi) the release or substitution in whole or in part of any security for the Reimbursement Agreement, or (vii) Indemnitee's failure to record the Security Instruments or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Reimbursement Agreement; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

          13. Indemnitee may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Reimbursement Agreement, the Security Instruments, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Reimbursement Agreement, foreclosing, or exercising any power of sale under, the Security Instruments, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Reimbursement Obligations, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Reimbursement Obligations, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Reimbursement Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Reimbursement Agreement or any other Loan Documents, the obligations pursuant to this Agreement are exceptions to any


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non-recourse or exculpation provision of the Reimbursement Agreement;
Indemnitors are fully and personally liable for such obligations, and their liability is not limited to the Reimbursement Obligations or the value of the Property.

          14. The obligations and liabilities of Indemnitor under this Agreement shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instruments; provided, however, all obligations and liabilities of Indemnitor hereunder shall cease and terminate on the first (1st) anniversary of the date of payment to Indemnitee in cash of the entire Reimbursement Obligations (as defined in the Reimbursement Agreement), provided that contemporaneously with or subsequent to such payment, Borrower, at its sole cost and expense, delivers to Indemnitee an environmental audit of the Property in form and substance, and prepared by a qualified environmental consultant, reasonably satisfactory in all respects to Indemnitee and indicating the Property is in full compliance with all applicable Environmental Laws.

          15. Any amounts payable to Indemnitee under this Agreement shall become immediately due and payable and, if not paid within thirty (30) days of written demand therefor, shall bear interest at the rate equal to the lesser of
(a) the Default Rate (as defined in the Reimbursement Agreement), or (b) the maximum interest rate which Borrower or any other Indemnitor may by law pay or Indemnified Parties may charge and collect, from the date payment was due.

          16. Indemnitor hereby waives (i) any right or claim of right to cause a marshalling of Indemnitor's assets or to cause Indemnitee or other Indemnitee to proceed against any of the security for the Reimbursement Obligations before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnitee; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnitee; (iv) trial by jury in any action or proceeding brought by Indemnitor or Indemnitee or other Indemnitee or in any counterclaim asserted by Indemnitee or other Indemnitee against Indemnitor or in any matter whatsoever arising out of or in any way connected with this Agreement; (v) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (vi) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand under this Agreement; and (vii) all homestead exemption rights against the


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obligations hereunder and the benefits of any statutes of limitations or repose.
Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Reimbursement Obligations until the Reimbursement Obligations shall have been paid in full.

          17. Indemnitor shall take any and all reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnitee shall be and hereby is subrogated to all of Indemnitor's rights now or hereafter in such claims.

          18. Borrower shall cooperate with Indemnitee, and provide access to Indemnitee and any professionals engaged by Indemnitee, upon Indemnitee's request, to conduct, contract for, evaluate or interpret any environmental assessments, audits, investigations, testing, sampling, analysis and similar procedures on the Property.

          19. Indemnitor represents and warrants that:

              (a) Indemnitor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite corporate action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

              (b) Indemnitor's execution of, and compliance with, this Agreement are in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter or by-laws of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;

              (c) If Indemnitor is an individual, his/her execution of, and compliance with, this Agreement will not result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Indemnitor or the Property is subject;


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              (d) There is no action, suit, proceeding or investigation pending or threatened against Indemnitor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

              (e) Indemnitor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

              (f) No approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement;

              (g) This Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof;

          20. No delay on Indemnitee's part in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

          21. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice or advice from any governmental agency or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any claim, suit or proceeding, whether administrative or judicial in nature ("Legal Action"), brought against such party or insti tuted with respect to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of paragraph 23 hereof.

          22. Indemnitee shall, at all times, be free to independently establish to its satisfaction and in its absolute discretion the compliance with the terms of this Agreement, including random inspections on a reasonable basis.

          23. All notices given under this Agreement shall be given and become effective as provided in the Loan Agreement, except that notices to the Borrower shall be sent to Borrower as provided in the Loan Agreement and to the other Indemnitor parties


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at the addresses set forth in the introductory paragraph to this Agreement
(subject to change as provided in the Reimbursement Agreement).

          24. With respect to any claim or action arising hereunder, Indemnitor
(a) irrevocably submits to the nonexclusive jurisdiction of the courts of the Commonwealth of Puerto Rico and any appellate courts thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          25. The terms of this Agreement are for the sole and exclusive protection and use of Indemnitee. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of "Indemnified Parties" are not such excluded third-party beneficiaries.

          26. Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Reimbursement Agreement.

          27. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

          28. This Agreement may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          29. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Indemnitor" shall be deemed to refer to Indemnitor and each person or entity comprising Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement. Each reference herein to Indemnitee

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shall be deemed to include its successors and assigns, to whose favor the provisions of this Agreement shall also inure.

          30. If Indemnitor consists of more than one person or entity, the obligations and liabilities of each such person or entity hereunder shall be joint and several.

          31. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

          32. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Reimbursement Agreement, or the other Loan Documents or would otherwise have at law or in equity.

          33. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

          34. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Puerto Rico and the applicable laws of the United States of America without regard to the principles of conflicts of laws.

          35. (a) Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

          (b) Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Indemnitee, whether retained firms, the reimbursement for the expenses of the in-house staff or otherwise.

          (c) Any reference to attorneys' fees payable by Indemnitor shall be deemed to mean reasonable attorneys' fees actually incurred.

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          IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and
Indemnitee and is effective as of the day and year first above written.

                                     INDEMNITOR:

                                     PATRIOT AMERICAN HOSPITALITY, INC.
                                     a Delaware corporation

                                     By:      /s/ William W. Evans, III
                                              ----------------------------------
                                              Name:  William W. Evans, III
                                              Title: President






                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                                 EL CONQUISTADOR PARTNERSHIP L.P., a
                                 Delaware limited partnership

                                 By:  Conquistador Holding, Inc., a Delaware
                                      corporation, its general partner


                                 By:  /s/ Larry M. Vitale
                                      ------------------------------------
                                      Name:  Larry M. Vitale
                                      Title: Vice President

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                                                                     EXHIBIT "A"

                      Legal Description of Fee Real Estate
                                (to be attached)

                                                                     EXHIBIT "B"

                     Legal Description of Leased Real Estate
                                (to be attached)